Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-46722-01) pertaining to the IHCC Retirement Savings Plan and Trust (formerly the Kentucky Investors, Inc. and Affiliated Companies 401(k) Savings Plan and Trust) of our report dated March 11,  2011, with respect to the 2010 consolidated financial statements of Investors Heritage Capital Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/Mountjoy Chilton Medley LLP
Louisville, Kentucky
March 11, 2011

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-46722-01) pertaining to the IHCC Retirement Savings Plan and Trust (formerly the Kentucky Investors, Inc. and Affiliated Companies 401(k) Savings Plan and Trust) of our report dated March 19, 2010, with respect to the 2009 consolidated financial statements of Investors Heritage Capital Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/Ernst & Young LLP
Cincinnati, Ohio
March 11, 2011